UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 25, 2005

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On January 25, 2005, each non-employee director of MTS Systems Corporation (the “Company”) was granted 2,500 shares of restricted stock. The following describes compensation payments to non-employee members of the Company’s Board of Directors.

Directors who are not otherwise directly or indirectly compensated by the Company are each paid directors’ fees in the form of an annual retainer of $40,000, with no additional per Board meeting fee. Committee members who attend committee meetings are compensated at a rate of $1,000 per meeting. The Chair of the Audit Committee receives an additional $10,000 annual retainer and Chairs of the Human Resources Committee and the Governance and Nominating Committee receive an additional $3,000 annual retainer. Non-employee directors are also reimbursed for travel expenses to Board of Directors’ meetings.

Each non-employee director receives a grant of 2,500 shares of restricted stock upon his or her election or re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders. One third of these restricted shares vest annually commencing on the first anniversary of the date of grant. The Board has waived its rights to receive stock options under the annual grant provisions of the 1997 Stock Option Plan in lieu of the restricted stock grants. The Board has established an objective that each director own an amount of the Company’s Common Stock equal to five times the annual cash retainer.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 – Form of Restricted Stock Agreement for non-employee directors of MTS Systems Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: January 28, 2005	By:	/s/ Susan E. Knight

Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Form of Restricted Stock Agreement for non-employee directors of MTS Systems Corporation.